UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

February 24, 2011
Date of report (date of earliest event reported)

Raymond James Financial, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Florida
(State or Other Jurisdiction of Incorporation)

1-9109	59-1517485
(Commission File Number)	(IRS Employer Identification No.)

880 Carillon Parkway St. Petersburg, FL 33716
(Address of Principal Executive Offices)  (Zip Code)

(727) 567-1000
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

Raymond James Financial, Inc. (“RJF”) is filing this Amendment No. 1 on Form 8-K/A to RJF’s Current Report on Form 8-K dated February 24, 2011, which was originally filed on February 28, 2011 (the “Original 8-K”), to update disclosures made under Item 5.07 regarding the frequency of future shareholder non-binding advisory votes on the compensation of RJF’s named executive officers.

Except for the foregoing, this Amendment No. 1 does not amend the Original 8-K in any way and does not modify or update any other disclosures contained in the Original 8-K.  Accordingly, this Amendment No. 1 should be read in conjunction with the Original 8-K.

Item 5.07 Submission of Matters to a Vote of Security Holders

At RJF’s Annual Meeting of Shareholders held on February 24, 2011, a majority of votes of RJF’s shareholders were cast in favor of holding an annual non-binding advisory vote on the compensation of RJF’s named executive officers.  In light of this result and other factors considered by the Board of Directors of RJF, the Board of Directors has determined at its regular meeting held on May 17, 2011 that RJF will include a non-binding advisory resolution in its proxy materials every year for a shareholder vote to approve the compensation of its named executive officers, as disclosed pursuant to the Securities and Exchange Commission’s compensation disclosure rules.  RJF will hold annual non-binding advisory votes until the next required vote on the frequency of shareholder votes on named executive officer compensation occurs.  The next non-binding advisory vote regarding such frequency will be held no later than RJF’s 2017 Annual Meeting of Shareholders, although an earlier vote regarding the frequency may be held at the Board of Directors discretion.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RAYMOND JAMES FINANCIAL, INC.

Date: May 18, 2011	By:	/s/ Jeffrey P. Julien
Jeffrey P. Julien
Executive Vice President - Finance
and Chief Financial Officer